EXHIBIT 10.8

                  EASTCO INDUSTRIAL SAFETY CORP.
                       EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT made as of this 1st day of July, 1995 by and between EASTCO INDUSTRIAL SAFETY CORP., a New York corporation, having an office at 130 West 10th Street, Huntington, New York 11746 (hereinafter referred to as "Employer") and ALAN E. DENSEN, an individual residing at 325 Doral Court, Jericho, New York 11753 (hereinafter referred to as "Employee");

                       W I T N E S S E T H:

          WHEREAS, Employer employs, and desires to continue to employ, Employee as President; and

          WHEREAS, Employee is willing to continue to be employed as President in the manner provided for herein and to perform the duties of said position upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

          1.   Employment of President.  Employer hereby employs
Employee as President of Employer.

          2.   Term.

               a. Subject to Section 10 below and further subject to Section 2(b) below, the term of this Agreement shall commence on July 1, 1995 and end on June 30, 2000. Each 12 month period from July 1 through June 30 during the term hereof shall be referred to as an "Annual Period." During the term hereof, Employee shall devote substantially all of his business time and efforts to Employer.

               b. Subject to Section 10 below, unless the Board of Directors (the "Board") of Employer shall determine to the contrary and shall so notify Employee in writing on or before the end of any Annual Period, then at the end of each Annual Period, the term of this Agreement shall be automatically extended for one
(1) additional Annual Period to be added at the end of the then current term of this Agreement.

          3.   Duties.   The Employee shall perform those functions
generally performed by persons of such title and position, shall attend meetings of the stockholders and the Board, shall perform any and all related duties and shall have any and all powers as may be reasonably prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer upon reasonable notice and subject to Employee's reasonable availability. Employee shall report directly and solely to the Board.

          4.   Compensation.

               a. (i) Employee shall be paid a minimum of $125,000 through and including June 30, 1996. Employee's salary shall be increased annually at the beginning of each Annual Period at the discretion of the Board, but in no event shall said increase be less than 10% of the minimum compensation paid Employee in the prior Annual Period. Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less than monthly.

                    (ii) Employee is eligible for annual bonuses which shall be equal to 3 % of the Company's earnings before interest and taxes. Said bonuses shall be paid within 30 days of the completion of Employer's audited financial statement for each fiscal year and shall be paid in cash or registered shares of common stock of Employer, at the option of Employee.

               b. Employer shall include Employee, his spouse and minor children, if any, in its health insurance program available to Employer's executive officers or such program having greater benefits available to other Employees of Employer.

               c. Employer shall maintain a life, accidental death and dismemberment insurance policy or policies on Employee for the benefit of a beneficiary named by Employee in a total amount not less than $750,000. Ownership of the policy or policies shall be assigned to Employee upon termination of Employee's employment under this Agreement without payment of any consideration by Employee.

               d. Employee shall receive $700 per month as an automobile allowance, plus reimbursement for reasonable operating, maintenance, insurance and repair expenses.


               e. Employer shall institute, and Employee shall be eligible to participate in, a Senior Management Performance-based
Stock Option Plan to motivate and reward Employee for his role in improving Employer's earnings and shareholder value.

               f. Employee shall be paid a one-time bonus equal to his total minimum base salary for the next three years if there is a Change of Control as hereinafter defined, said bonus to be paid within thirty (30) days thereof.

               g. If there is a Change of Control as hereinafter defined, Employee shall be immediately compensated by Employer for all amounts (including interest) not yet received by Employee as a result of his participation in a total of $250,000 of junior participations with Congress Financial Corporation in loans to the

Company made during September 1993, without regard to whether such amount is currently due pursuant to the terms thereof.

               h. All Rights as hereinafter defined which may become exercisable for any reason during the term hereof shall be paid for (i) in cash, (ii) by the transfer by Employee to Employer of so much of Employee's Rights which, when valued at the highest trading price of the underlying securities of Employer during the previous six months, will offset the total exercise price or (iii) some combination of (i) and (ii) above, at the option of Employee.

               i. Employee shall have the right to participate in any other employee benefit plans established by Employer.

          5. Board of Directors. Employer agrees that so long as this Agreement is in effect, Employee shall be nominated to the Board as part of management's slate of Directors.

          6. Expenses. Employee shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are acceptable to Employer, which approval shall not be unreasonably withheld, for business related travel and entertainment expenses, and that Employee shall submit to Employer reasonably detailed receipts with respect thereto.

          7.   Vacation. Employee shall be entitled to receive six
(6) weeks paid vacation time after each year of employment upon dates reasonably agreed upon by Employer. Upon each anniversary of this agreement and upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at that time.

          8. Secrecy. At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or
(b) any trade secrets, new product developments or patents, especially unique processes or methods.

          9. Covenant Not to Compete. Subject to, and limited by, Section 11(b), Employee will not, at any time, anywhere in the world, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than five percent (5%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on a national stock exchange or through the Nasdaq Stock Market. As used in this Agreement, the business of Employer shall be deemed to include the manufacture and distribution of industrial protective clothing and safety products.

          10.  Termination.

               a.   Termination by Employer

                    (i)  Employer may terminate this Agreement
upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in competition with Employer; (B) the conviction of Employee for the commission of a felony; and/or (C) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 10(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of. In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause.

                    (ii) Employer may terminate Employee's
employment under this Agreement if, as a result of any physical or mental disability, Employee shall fail or be unable to perform his duties under this Agreement for any consecutive period of 120 days during any twelve-month period. If Employee's employment is terminated under this Section 10(a)(ii): (A) for the first six months after termination, Employee shall be paid 100% of his full compensation under Section 4(a) of this Agreement at the rate in effect on the date of termination, and in each successive 12 month period thereafter Employee shall be paid an amount equal to 65% of his compensation under Section 4(a) of this agreement at the rate in effect on the date of termination, on an after-tax basis, which obligation Employer may fulfill in whole or in part by purchasing disability insurance coverage; (B) Employer's obligation to pay life insurance premiums on the policy referred to in Section 4(c) shall continue in effect until five years from the date of termination; and (C) Employee shall continue to be entitled, insofar as is permitted under applicable insurance policies or plans, to such general medical and employee benefit plans (including profit sharing or pension plans) as Employee had been entitled to on the date of termination. Employer shall purchase disability insurance for the benefit of Employee and any amounts payable by Employer to Employee under this paragraph shall be reduced by the amount of any disability payments paid by said insurance and actually received by Employee.

                    (iii)      This agreement automatically shall
terminate upon the death of Employee, except that Employee's estate shall be entitled to receive the pro-rata amount payable under any profit sharing plans Employer may institute for the period prior to Employee's death and any other amount to which Employee was entitled at the time of his death and Employee's salary and all health, insurance and other benefits applicable to Employee's family shall continue for 12 months from the date of Employee's death. In addition upon the death of Employee all Rights, as hereinafter defined, shall become vested, accelerate and become immediately exercisable for one year at 50% of their stated exercise price which may be paid for as described in Section 4.h., above.

               b.   Termination by Employee

                    (i) Employee shall have the right to terminate his employment under this Agreement upon 30 days' notice to Company given within 90 days following the occurrence of any of the following events (A) through (F) or within three (3) years following the occurrence of event (G):

                         (A)  Employee is not elected or retained
as President and a Director of Employer.

                         (B)  Employer acts to materially reduce
Employee's duties and responsibilities hereunder.

                         (C)  Employer acts to change the geographic location
of the performance of Employee's duties from the New York Metropolitan area. For purposes of this Agreement, the New York Metropolitan area shall be deemed to be the area within 30 road miles of Employer's present offices.

                         (D)  a Material Reduction (as hereinafter
defined) in Employee's rate of base compensation, or Employee's other benefits. "Material Reduction" shall mean a ten percent
(10%) differential;

                         (E)  a failure by Employer to obtain the
assumption of this Agreement by any successor;

                         (F)  a material breach of this Agreement
by Employer, which is not cured within thirty (30) days of written notice by Employee of such breach.

                         (G)  a "Change of Control" by which a
person (other than a person who is an officer and a Director of Employer on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Employer securities having 20% or more of the combined voting power of the then outstanding securities of the Employer that may be cast for the election of directors of the Employer (other than as a result of an issuance of securities initiated by the Employer in the ordinary course of business) or the composition of the Board of

Employer changes so that officers of Employer no longer hold a majority of the seats; or

                    (ii) Anything herein to the contrary
notwithstanding, Employee may terminate this Agreement upon thirty (30) days written notice.

               c.   If Employer shall terminate Employee's
employment other than due to his death or disability or for Cause (as defined in Section 10(a)(i) of this Agreement), or if Employee shall terminate this Agreement under Section 10(b)(i), Employer's obligations under Section 4 shall be absolute and unconditional and not subject to any offset or counterclaim and Employee shall continue to be entitled to receive all amounts provided for by
Section 4 and all additional employee benefits under Section 4 regardless of the amount of compensation he may earn with respect to any other employment he may obtain.

          11.  Consequences of Breach by Employer; Employment
Termination.

               a.   If this Agreement is terminated pursuant to
Section 10(b)(i)(A)-(F) hereof, or if Employer shall terminate Employee's employment under this Agreement in any way that is a breach of this Agreement by Employer, the following shall apply:

                    (i) Employee shall receive as a bonus, and in addition to his salary continuation pursuant to Section 10(c), a cash payment equal to Employee's total base salary plus projected expenses and bonuses for the remainder of the term hereof, payable within 30 days of the date of such termination.

                    (ii) Employee shall be entitled to payment of any previously declared bonus as provided in Section 4 above.

                    (iii)      All stock options, warrants and
stock appreciation rights ("Rights") granted by Employer to Employee under any plan or otherwise prior to the date of termination shall become vested, accelerate and become immediately exercisable; where relevant at an exercise price of $0.10 per share. In the event Employee owns or is entitled to receive any unregistered securities of Employer, then Employer shall use its best efforts to affect the registration of all such securities as soon as practicable, but no later than 120 days after the effective date of termination registration statement; provided, however, that such period may be extended or delayed by Employer for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Employer is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Employer because of the existence of non-public material information, or to allow Employer to complete any pending audit of its financial statements.

               b. In the event of termination of Employee's employment by Employer, other than pursuant to Section 10(a) of this Agreement, or by Employee pursuant to Section 10(b)(i) of this Agreement, or in the event Employer delays for more than 15 days the making of any payment hereunder, without in any way excusing Employer's obligations under this Agreement, the provisions of
Section 9 shall not apply to Employee.

          12.  Remedies

               Employer recognizes that because of Employee's special talents, stature and opportunities in the industry, in the event of termination by Employer hereunder (except under Section 10(a)(i) or (iii), or in the event of termination by Employee under
Section 10(b)(i) before the end of the agreed term, Company acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of stock options, warrants and stock appreciation rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts Employee might earn or be able to earn from any other employment of ventures during the remainder of the agreed term of this Agreement.

          13.  Excise Tax.    In the event that any payment or
benefit received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 of the Code or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

          14.  Arbitration.   Any controversies between Employer
and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 8 and 9 hereof, shall on the written request of either party served on the other by submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association.
An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. the cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

          15. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

          16.  Entire Agreement; Survival.

               a. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, as of the effective date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

               b. The provisions of Sections 4, 8, 9, 10(a)(ii), 10(c), 11, 12, 13, 14, 15, 18, 19 and 20 shall survive the termination of this Agreement.

          17.  Assignment.    This Agreement shall not be assigned
to other parties, but shall be binding upon any purported successors and assigns of Employer.

          18. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the state of New York, without regard to the conflicts laws principles thereof.

          19. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

               a.   delivered by hand;

               b.   sent be telex or telefax, (with receipt
confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

               c. received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                    (i)  if to the Employer:

                         Eastco Industrial Safety Corp.
                         130 West 10th Street
                         Huntington, New York 11746
                         Attention: President

                         Telephone: 516-427-1802
                         Telefax:   516-427-1840

                         Gersten, Savage, Kaplowitz & Curtin
                         575 Lexington Avenue
                         27th Floor
                         New York, New York 10022
                         Attention:  Jay M. Kaplowitz, Esq.

                         Telephone:  212-752-9700
                         Telefax:    212-980-5192

                    (ii) if to the Employee:

                         Alan E. Densen
                         14 Ormond Park Road
                         Brookville, New York 11545

          20. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

          IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.



                                   EASTCO INDUSTRIAL SAFETY CORP.


                                   By:/s/ Anthony P. Towell
                                      -----------------------
                                      Its: Vice President


                                      /s/ Alan E. Densen
                                      -----------------------
                                      ALAN E. DENSEN
eastco\employ-2.agr #3